UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008 (February 14, 2008)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-08439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

On February 14, 2008, the Compensation Committee of LoJack Corporation, or the Company, approved the Company’s entry into double trigger change of control agreements with Steven Schlerf, Senior Vice President, Order Fulfillment and Joseph Lipowski, Senior Vice President, Engineering, each in the form previously approved by the Compensation Committee on January 25, 2006 and incorporated herein by reference as Exhibit 10.1.  Such agreements will be effective as of February 20, 2008.

On February 15, 2008, the Board of Directors of the Company approved the LoJack Corporation Amended and Restated Non-Qualified Deferred Compensation Plan, or the Plan. The revisions to the Plan are primarily administrative and do not materially increase or decrease the benefits available to eligible employees under the prior plan.  All of the Company’s executive officers and certain others have been selected as eligible employees and invited to participate in the Plan. A copy of the Plan is attached hereto as Exhibit 10.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2008, the Compensation Committee adjusted the calculation of operating income used in determining satisfaction of the targets under the 2007 Senior Management Bonus Plan, or the 2007 Plan, and achievement of target 2007 operating income for performance restricted stock purposes. The 2007 Plan’s original target was based on GAAP budgeted operating income for 2007 before executive bonuses and stock compensation.  However, two offsetting events occurred in 2007 which were not contemplated by the original budget and which the Compensation Committee determined should be disregarded: the benefit of payments received relating to the Clare litigation and the charges relating to the impairment of the carrying value of certain intangible assets relating to Boomerang Tracking Inc., our Canadian subsidiary.  The 2007 Plan applies to all of the Company’s senior management officers.   The adjustment is projected to increase the bonus payment to all senior management officers by an aggregate of less than $100,000 and to increase the vesting of performance restricted stock by approximately 976 shares.

  On February 14, 2008, the Compensation Committee adopted the 2008 Senior Management Bonus Plan, or the 2008 Plan, which is consistent with the structure of the 2007 Plan.  Bonuses and performance restricted stock awards under the 2008 Plan will be based on meeting or exceeding certain individual goals and targets as well as Company revenue and operating income targets in 2008. The 2008 Plan applies to all of the Company’s senior management officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Double Trigger Change of Control Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Commission on January 27, 2006, File No. 001-08439).

10.2	LoJack Corporation Amended and Restated Non-Qualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Thomas A. Wooters
Thomas A. Wooters, Executive Vice President and General Counsel

Date: February 19, 2008